11-13-1.  Indian gaming compact entered into.


The Indian Gaming Compact is enacted into law and entered into with all Indian nations, tribes and pueblos in the state legally joining in it by enactment of a resolution pursuant to the requirements of applicable tribal and federal law. The compact is enacted and entered into in the form substantially as follows:


                             "INDIAN GAMING COMPACT"


                                  INTRODUCTION

The State is a sovereign State of the United States of America, having been admitted to the Union pursuant to the Act of June 20, 1910, 36 Statutes at Large 557, Chapter 310, and is authorized by its constitution to enter into contracts and agreements, including this Compact, with the Tribe;

The Tribe is a sovereign federally recognized Indian tribe and its governing body has authorized the officials of the Tribe to enter into contracts and agreements of every description, including this Compact, with the State;

The Congress of the United States has enacted the Indian Gaming Regulatory Act of 1988, 25 U.S.C. ss. ss. 2701-2721 (hereinafter "IGRA"), which permits Indian tribes to conduct Class III Gaming on Indian Lands pursuant to a tribal-state compact entered into for that purpose;

The Tribe owns or controls Indian Lands and by Ordinance has adopted rules and regulations governing Class III games played and related activities at any Gaming Facility;

The State and the Tribe, in recognition of the sovereign rights of each party and in a spirit of cooperation to promote the best interests of the citizens of the State and the members of the Tribe, have engaged in good faith negotiations recognizing and respecting the interests of each party and have agreed to this Compact.

NOW, THEREFORE, the State and the Tribe agree as follows:


TERMS AND CONDITIONS SECTION

SECTION 1. Purpose and Objectives.

The purpose and objectives of the State and the Tribe in making this Compact are as follows:



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A. To evidence the good will and cooperative spirit between the State and the
Tribe;

B. To continue the development of an effective government-to-government relationship between the State and the Tribe;

C. To provide for the regulation of Class III Gaming on Indian Lands as required by the IGRA;

D. To fulfill the purpose and intent of the IGRA by providing for tribal gaming as a means of generating tribal revenues, thereby promoting tribal economic development, tribal self-sufficiency, and strong tribal government;

E. To provide revenues to fund tribal government operations or programs, to provide for the general welfare of the tribal members and for other purposes allowed under the IGRA;

F. To provide for the effective regulation of Class III Gaming in which the Tribe shall have the sole proprietary interest and be the primary beneficiary; and

G. To address the State's interest in the establishment, by the Tribe, of rules and procedures for ensuring that Class III Gaming is conducted fairly and honestly by the owners, operators, employees and patrons of any Class III Gaming enterprise on Indian Lands.

SECTION 2. Definitions.

For purposes of this Compact, the following definitions pertain:

A. "Class III Gaming" means all forms of gaming as defined in 25 U.S.C. ss. 2703(8), and 25 C.F.R. ss. 502.4.

B. "Compact" means this compact between the State and the Tribe.

C. "Gaming Enterprise" means the tribal entity created and designated by the Tribe as having authority to conduct Class III Gaming pursuant to this Compact.

D. "Gaming Facility" means the buildings or structures in which Class III Gaming is conducted on Indian Lands.

E. "Gaming Machine" means a mechanical, electromechanical or electronic contrivance or machine that, upon insertion of a coin, token or similar object, or upon payment of any consideration, is available to play or operate a game, whether the payoff is made automatically from the Gaming Machine or in any other manner.

F. "Indian Lands" means:


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1. all lands within the exterior boundaries of the Tribe's reservation and its confirmed grants from prior sovereigns; or

2. any other lands title to which is either held in trust by the United States for the exclusive benefit of the Tribe or a member thereof or is held by the Tribe or a member thereof subject to restrictions against alienation imposed by the United States, and over which the Tribe exercises jurisdiction and governmental authority, but not including any land within the boundaries of a municipality that is outside of the boundaries of the Tribe's reservation or confirmed Spanish grant, as those boundaries existed on October 17, 1988.

G. "Key Employee" means that term as defined in 25 CFR Section 502.14.

H. "Management Contract" means a contract within the meaning of 25 U.S.C. ss.ss. 2710(d)(9) and 2711.

I. "Management Contractor" means any person or entity that has entered into a Management Contract with the Tribe.

J. "Ordinance" means the gaming ordinance and any amendments thereto adopted by the Tribal Council of the Tribe.

K. "Primary Management Official" means that term as defined in 25 CFR Section 502.19.

L. "State" means the State of New Mexico.

M. "State Gaming Representative" means that person designated by the gaming control board pursuant to the Gaming Control Act [60-2E-1 to 60-2E-60 NMSA 1978] who will be responsible for actions of the State set out in the Compact. The representative will be the single contact with the Tribe and may be relied upon as such by the Tribe. If the State Legislature enacts legislation to establish an agency of the State, such agency may assume the duties of the State Gaming Representative.

N. "Tribal Gaming Agency" means the tribal governmental agency which will be identified to the State Gaming Representative as the agency responsible for actions of the Tribe set out in the Compact. It will be the single contact with the State and may be relied upon as such by the State.

O. "Tribe" means any Indian Tribe or Pueblo located within the State of New Mexico entering into this Compact as provided for herein.

SECTION 3. Authorized Class III Gaming.

The Tribe may conduct, only on Indian Lands, subject to all of the terms and conditions of this Compact, any or all forms of casino-style gaming, including but not limited to slot


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machines and other forms of electronic gaming devices; all forms of poker, blackjack and other casino-style card games, both banked and unbanked; roulette; craps; keno; wheel of fortune; pai gow; and other games played in casino settings; and any form of a lottery.

Subject to the foregoing, the Tribe shall establish, in its discretion, by tribal law, such limitations as it deems appropriate on the number and type of Class III Gaming conducted, the location of Class III Gaming on Indian Lands, the hours and days of operation, and betting and pot limits, applicable to such gaming.

SECTION 4. Regulation of Class III Gaming.

A. Tribal Gaming Agency. The Tribal Gaming Agency will assure that the Tribe will:

1. operate all Class III Gaming pursuant to this Compact, tribal law, the IGRA and other applicable Federal law;

2. provide for the physical safety of patrons in any Gaming Facility;

3. provide for the physical safety of personnel employed by the gaming enterprise;

4. provide for the physical safeguarding of assets transported to and from the Gaming Facility and cashier's cage department;

5. provide for the protection of the property of the patrons and the gaming enterprise from illegal activity;

6. participate in licensing of primary management officials and key employees of a Class III Gaming enterprise;

7. detain persons who may be involved in illegal acts for the purpose of notifying law enforcement authorities; and

8. record and investigate any and all unusual occurrences related to Class III Gaming within the Gaming Facility.

B. Regulations. Without affecting the generality of the foregoing, the Tribe shall adopt laws:

1. prohibiting participation in any Class III Gaming by any person under the age of twenty-one (21);

2. prohibiting the employment of any person in Class III Gaming activities who is under the age of twenty-one (21) or who has not been licensed in accordance with Section 5, herein;


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3. requiring the Tribe to take all necessary action to impose on its gaming operation standards and requirements equivalent to or more stringent than those contained in the federal Fair Labor Standards Act of 1938, the federal Occupational Safety and Health Act of 1970, and any other federal laws relating to wages, hours of work and conditions of work, and the regulations issued thereunder;

4. requiring that on any construction project involving any Gaming Facility or related structure that is funded in whole or in part by federal funds, all workers will be paid wages meeting or exceeding the standards established for New Mexico under the federal Davis-Bacon Act;

5. prohibiting the Tribe, the Gaming Enterprise and a Management Contractor from discriminating in the employment of persons to work for the gaming Enterprise or in the Gaming Facility on the grounds of race, color, national origin, gender, sexual orientation, age or handicap;

6. providing to all employees of a gaming establishment employment benefits, including, at a minimum, sick leave, life insurance, paid annual leave and medical and dental insurance as well as providing unemployment insurance and workers' compensation insurance through participation in programs offering benefits at least as favorable as those provided by comparable state programs;

7. providing a grievance process for an employee in cases of disciplinary or punitive action taken against an employee that includes a process for appeals to persons of greater authority than the immediate supervisor of the employee;

8. permitting State Department of Environment inspectors to inspect Gaming Facilities' food service operations during normal Gaming Facility business hours to assure that standards and requirements equivalent to the State's Food Service Sanitation Act [Chapter 25, Article 1 NMSA 1978] are maintained;

9. prohibiting a gaming enterprise from cashing any paycheck or any type of government assistance check, including Social Security, AFDC, pension and other similar checks, for any patron;

10. prohibiting a gaming enterprise from extending credit by accepting IOUs or markers from its patrons;

11. requiring that odds be posted on each electronic and electromechanical gaming device;

12. requiring that automatic teller machines on Gaming Facility premises be programmed so that the machines will not accept cards issued by the State to AFDC recipients for access to AFDC benefits;


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13. providing that each electronic or electromechanical gaming device in use at the Gaming Facility must pay out a mathematically demonstrable percentage of all amounts wagered, which must not be less than eighty percent (80%);

14. providing that no later than ninety days after this Compact takes effect, all gaming machines on the premises of the Gaming Facility will be connected to a central computerized reporting and auditing system on the Gaming Facility premises, which shall collect on a continual basis the activity of each gaming machine in use at the Gaming Facility, and that such data shall be electronically accessible to the State Gaming Representative upon entry of appropriate security codes;

15. enacting provisions that:

(a) prohibit an employee of the Gaming Facility from selling, serving, giving or delivering an alcoholic beverage to an intoxicated person or from procuring or aiding in the procurement of any alcoholic beverage for an intoxicated person at the Gaming Facility;

(b) require Gaming Facility employees that dispense, sell, serve or deliver alcoholic beverages to attend Alcohol Server Education Classes similar to those classes provided for in the New Mexico Liquor Control Act; and

(c) purchase and maintain a liquor liability insurance policy that will provide, at a minimum, personal injury coverage of one million dollars ($1,000,000) per incident and two million dollars ($2,000,000) aggregate per policy year;

16. prohibiting alcoholic beverages from being sold, served, delivered or consumed in that part of a Gaming Facility where gaming is allowed;

17. requiring the gaming enterprise to spend an amount that is no less than one-quarter of one percent (.25%) of its net win as that term is defined herein annually to fund or support programs for the treatment and assistance of compulsive gamblers and for the prevention of compulsive gambling;

18. governing any Management Contract regarding its Class III Gaming activity such that it conforms to the requirements of tribal law and the IGRA and the regulations issued thereunder;

19. prohibiting the operation of any Class III Gaming for at least four (4) consecutive hours daily, Mondays through Thursdays (except federal holidays);

20. prohibiting a Tribal Gaming Enterprise and the Tribe from providing, allowing, contracting to provide or arranging to provide alcoholic beverages, food or lodging for no charge or at reduced prices at a Gaming Facility or lodging facility as an incentive or enticement for patrons to game; and


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21. prohibiting the Tribe, the Tribal Gaming Agency or a Management Contractor
from contributing directly, or through an agent, representative or employee, revenue from a Gaming Enterprise owned by the Tribe, or anything of value acquired with that revenue, to a candidate, political committee or person holding an office elected or to be elected at an election covered by the State's Campaign Reporting Act [1-19-25 to 1-19-36 NMSA 1978].

The Tribal Gaming Agency will provide true copies of all tribal laws and regulations affecting Class III Gaming conducted under the provisions of this Compact to the State Gaming Representative within thirty (30) days after the effective date of this Compact, and will provide true copies of any amendments thereto or additional laws or regulations affecting gaming within thirty (30) days after their enactment (or approval, if any).

C. Audit and Financial Statements. The Tribal Gaming Agency shall require all books and records relating to Class III Gaming to be maintained in accordance with generally accepted accounting principles. All such books and records shall be retained for a period of at least six (6) years from the date of creation. Not less than annually, the Tribal Gaming Agency shall require an audit and a certified financial statement covering all financial activities of the gaming enterprise by an independent certified public accountant licensed by the State. The financial statement shall be prepared in accordance with generally accepted accounting principles and shall be submitted to the Tribal Gaming Agency within one hundred twenty (120) days of the close of the Tribe's fiscal year. Copies of the financial statement and the audit shall be furnished to the State Gaming Representative and the state treasurer by the Tribal Gaming Agency within one hundred twenty days of the agency's receipt of the documents. The Tribe will maintain the following records for not less than six (6) years:

1. revenues, expenses, assets, liabilities and equity for each Gaming Facility;

2. daily cash transactions for each Class III Gaming activity at each Gaming Facility, including but not limited to transactions relating to each gaming table bank, game dropbox and gaming room bank;

3. all markers, IOUs, returned checks, hold check or other similar credit instruments;

4. individual and statistical game records (except card games) to reflect statistical drop and statistical win; for electronic, computer, or other technologically assisted games, analytic reports which show the total amount of cash wagered and the total amount of prizes won;

5. contracts, correspondence and other transaction documents relating to all vendors and contractors;

6. records of all tribal gaming enforcement activities;

7. audits prepared by or on behalf of the Tribe; and


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8. personnel information on all Class III Gaming employees or agents, including rotation sheets, hours worked, employee profiles and background checks.

D. Violations. The agents of the Tribal Gaming Agency shall have unrestricted access to the Gaming Facility during all hours of Class III Gaming activity, and shall have immediate and unrestricted access to any and all areas of the Gaming Facility for the purpose of ensuring compliance with the provisions of this Compact and the Ordinance. The agents shall report immediately to the Tribal Gaming Agency any suspected violation of this Compact, the Ordinance, or regulations of the Tribal Gaming Agency by the gaming enterprise, Management Contractor, or any person, whether or not associated with Class III Gaming.

E. State Gaming Representative.

1. Upon written request by the State to the Tribe, the Tribe will provide information on primary management officials, key employees and suppliers, sufficient to allow the State to conduct its own background investigations, as it may deem necessary, so that it may make an independent determination as to the suitability of such individuals, consistent with the standards set forth in
Section 5, hereinafter. The Tribe shall consider any information or recommendations provided to it by the State as to any such person or entity, but the Tribe shall have the final say with respect to the hiring or licensing of any such person or entity.

2. Notwithstanding that the Tribe has the primary responsibility to administer and enforce the regulatory requirements, the State Gaming Representative authorized in writing by the Governor of the State or by legislation duly enacted by the State Legislature shall have the right to inspect a Gaming Facility, Class III Gaming activity, and all records relating to Class III Gaming (including those set forth in Section 5, hereinafter) of the Tribe, subject to the following conditions:

(a) with respect to public areas of a Gaming Facility, at any time without prior notice during normal Gaming Facility business hours;

(b) with respect to private areas of a Gaming Facility not accessible to the public, at any time during normal Gaming Facility business hours, immediately after notifying the Tribal Gaming Agency and Gaming Facility of his or her presence on the premises and presenting proper identification, and requesting access to the non- public areas of the Gaming Facility. The Tribe, in its sole discretion, may require an employee of the Gaming Facility or the Tribal Gaming Agency to accompany the State Gaming Representative at all times that the State Gaming Representative is on the premises of a Gaming Facility, but if the Tribe imposes such a requirement, the Tribe shall require such an employee of the Gaming Facility or the Tribal Gaming Agency to be available at all times for such purposes;


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(c) with respect to inspection and copying of all management records relating to
Class III Gaming, at any time without prior notice between the hours of 9:00 a.m. and 4:00 p.m. Monday through Friday, excluding official holidays. The reasonable costs of copying will be borne by the State; and

(d) whenever the State Gaming Representative, or his designee, enters the premises of the Gaming Facility for any such inspection, such Representative, or designee, shall identify himself to security or supervisory personnel of the Gaming Facility.

3. Gaming Enterprise and gaming operations information that is provided to the State Gaming Representative shall be considered public information and subject to the Inspection of Public Records Act. Trade secrets, information relating to security and surveillance systems, cash handling and accounting procedures, building layout, gaming machine payouts, investigations into alleged violations of laws or regulations, personnel records and proprietary information regarding the gaming enterprise of the Tribe, Class III Gaming conducted by the Tribe, or the operation thereof, shall not be deemed public records as a matter of state law, and shall not be disclosed to any member of the public, without the prior written approval of a duly authorized representative of the Tribe. These prohibitions shall not be construed to prohibit:

(a) the furnishing of any information to a law enforcement or regulatory agency of the Federal Government;

(b) the State from making known the names of persons, firms, or corporations conducting Class III Gaming pursuant to the terms of this Compact, locations at which such activities are conducted, or the dates on which such activities are conducted;

(c) publishing the terms of this Compact;

(d) disclosing information as necessary to audit, investigate, prosecute or arbitrate violations of this Compact or other applicable laws or to defend suits against the State; and

(e) complying with subpoenas or court orders issued by courts of competent jurisdiction.

4. To the fullest extent allowed by State law, the Tribe shall have the right to inspect State records concerning all Class III Gaming conducted by the Tribe; the Tribe shall have the right to copy such State records, with the Tribe bearing the reasonable cost of copying.

5. For every year or part thereof in which the Tribe is actually engaged in Class III Gaming hereunder, the Tribe shall reimburse the State for the costs the State incurs in carrying out any functions authorized by the terms of this Compact. All calculations of amounts due shall be based upon the operations of the Gaming Enterprise on the final day of operation of each quarter of the calendar year. Payments due the State shall be made no later than the twenty-fifth day of the month following the end of a quarter to the State


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Treasurer for deposit into the General Fund of the State ("State General Fund").
The amount of the regulatory fee each quarter shall be the sum of six thousand two hundred fifty dollars ($6,250) per Gaming Facility plus three hundred dollars ($300) per gaming machine plus seven hundred fifty dollars ($750) per gaming table or device other than a Gaming Machine. These amounts shall increase by five percent (5%) each year beginning on the first day of January occurring after the Compact has been in effect for at least twelve months.

6. In the event the State believes that the Tribe is not administering and enforcing the regulatory requirements set forth herein, it may invoke the procedures set forth in Section 7 of this Compact.

F. The Tribe shall comply with all applicable provisions of the Bank Secrecy Act, P.L. 91-508, October 26, 1970, 31 U.S.C. ss.ss. 5311-5314, and all
reporting requirements of the Internal Revenue Service.

SECTION 5. Licensing Requirements.

A. License Required. The Gaming Facility operator (but not including the Tribe), including its principals, primary management officials, and key employees, the Management Contractor and its principals, primary management officials, and key employees (if the Tribe hires a Management Contractor); any person, corporation, or other entity that has supplied or proposes to supply any gaming device to the Tribe or the Management Contractor; and any person, corporation or other entity providing gaming services within or without a Gaming Facility, shall apply for and receive a license from the Tribal Gaming Agency before participating in any way in the operation or conduct of any Class III Gaming on Indian Lands.

B. License Application. Each applicant for a license shall file with the Tribal Gaming Agency a written application in the form prescribed by the Tribal Gaming Agency, along with the applicant's fingerprint card, current photograph and the fee required by the Tribal Gaming Agency.

1. The following Notice ("Privacy Act Notice") shall be placed on the application form for a principal, key employee or a primary management official before that form is filled out by an applicant:

"In compliance with the Privacy Act of 1974, the following information is provided: Solicitation of the information on this form is authorized by 25 U.S.C. ss.ss. 2701-2721. The purpose of the requested information is to determine the eligibility of individuals to be employed in a gaming enterprise. The information will be used by members and staff of the Tribal Gaming Agency and the National Indian Gaming Commission who have need for the information in the performance of their official duties. The information may be disclosed to appropriate federal, tribal, state, local or foreign law enforcement and regulatory agencies when relevant to civil, criminal or regulatory investigations or prosecutions or when, pursuant to a requirement by a Tribe, or the National Indian


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Gaming Commission, the information is relevant to the hiring or firing of an employee, the issuance or revocation of a gaming license or investigations of activities while associated with a Tribe or a gaming enterprise. Failure to consent to the disclosures indicated in this Notice will result in a Tribe being unable to hire you in a primary management official or key employee position with a tribal gaming enterprise.

The disclosure of your Social Security Number (SSN) is voluntary. However, failure to supply an SSN may result in errors in processing your application."

2. Existing principals, key employees and primary management officials shall be notified, in writing, that they shall either:

(a) complete a new application form that contains a Privacy Act Notice; or

(b) sign a statement that contains the Privacy Act Notice and consent to the routine uses described in that Notice.

3. The following Notice ("False Statement Notice") shall be placed on the application form for a principal, key employee or a primary management official before that form is filled out by an applicant:

"A false statement on any part of your application may be grounds for not hiring you or for firing you after you begin work. Also, you may be punished by fine or imprisonment. See 18 U.S.C. ss. 1001."

4. The Tribal Gaming Agency shall notify, in writing, existing principals, key employees and primary management officials that they shall either:

(a) complete a new application form that contains a False Statement Notice; or

(b) sign a statement that contains the False Statement Notice.

5. The Tribal Gaming Agency shall request from each applicant, and from each principal, primary management official and key employee of each applicant, all of the following information:

(a) full name, other names used (oral or written), Social Security Number(s), birth date, place of birth, citizenship, gender and all languages spoken or written;

(b) currently, and for the previous ten (10) years, business and employment positions held, ownership interests in those businesses, business and residence addresses and driver's license numbers; provided, that any applicant who is a principal, primary management official, key employee, Management Contractor, manufacturer or supplier of gaming devices, and/or a person providing gaming services, must provide such information currently, and from the age of eighteen
(18);


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(c) the names and current addresses of at least three (3) personal references, including one (1) personal reference who was acquainted with the applicant during each period of residence listed in Paragraph B.5.(b) of this section;

(d) current business and residence telephone numbers;

(e) a description of any existing and previous business relationships with a Tribe, including ownership interests in those businesses, and a description of any potential or actual conflict of interests between such businesses and a Tribe;

(f) a description of any existing and previous business relationships in the gaming industry, including, but not limited to, ownership interests in those businesses;

(g) the name and address of any licensing or regulatory agency with which the applicant has filed an application for a license or permit related to gaming, whether or not such license or permit was granted;

(h) for each felony for which there is an ongoing prosecution or a conviction, the charge, the date of the charge, the name and address of the court involved and the disposition, if any;

(i) for each misdemeanor for which there is an ongoing prosecution or conviction (excluding minor traffic violations), the charge, the date of the charge, the name and address of the court involved and the disposition, if any;

(j) for each criminal charge (excluding minor traffic charges), whether or not there is a conviction, if such criminal charge is not otherwise listed pursuant to Paragraph B.5.(h) or B.5.(i) of this section, the criminal charge, the date of the charge, the name and address of the court involved and the disposition, if any;

(k) the name and address of any licensing or regulatory agency with which the person has filed an application for an occupational license or permit, as an applicant, principal, primary management official or key employee, and whether or not such license or permit was granted;

(l) a current photograph;

(m) fingerprints, which shall be taken by officers of the tribal police department or by another law enforcement agency and forwarded directly to the tribal police department. Pursuant to a Memorandum of Understanding between the Tribe and the National Indian Gaming Commission ("Commission"), tribal police officers shall forward the fingerprint cards directly to the Commission;

(n) the fee required by the Tribal Gaming Agency; and

(o) any other information the Tribal Gaming Agency deems relevant.


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C. Background Investigations.

1. Upon receipt of a completed application and required fee for licensing, the Tribal Gaming Agency shall conduct or cause to be conducted a background investigation to ensure that the applicant is qualified for licensing.

2. Background checks of applicants will be performed pursuant to the following procedures:

(a) The Tribal Gaming Agency will provide applications to potential applicants upon request and shall collect and maintain the applications.

(b) Pursuant to a Memorandum of Understanding between the Tribe and the Commission, tribal police officers will collect fingerprints from all applicants and forward the fingerprint cards directly to the Commission. The Commission will obtain a criminal history record from the Federal Bureau of Investigation on each applicant and forward such information to the Tribal Gaming Agency.

(c) The Tribal Gaming Agency shall investigate the information provided in the applications. This investigation shall include:

(1) contacting persons or entities identified in the application and verifying by written or oral communication that the information contained in the application is accurate;

(2) interviewing a sufficient number of knowledgeable people, such as former employers, partners, business associates, and others referred to in the application, to provide a basis for the Tribal Gaming Agency to make a determination concerning whether the applicant meets applicable eligibility requirements;

(3) reviewing relevant financial records of the applicant for the three (3) years preceding the application; and

(4) contacting any state, federal or other government agency that is referred to in the application.

(d) The Tribal Gaming Agency shall document any information it obtains that calls into question whether the applicant would meet the eligibility requirements under the Ordinance. The Tribal Gaming Agency shall then document in detail the disposition of these problem areas, indicating the follow-up investigations performed on the problem areas and the result of such investigations.

(e) The Tribal Gaming Agency will review the results of the investigation. This review will include a determination as to the scope of the investigation and whether sufficient information was obtained and verified. If such information is found not sufficient, the Tribal Gaming Agency will perform additional investigations.


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(f) Once the investigation is complete, the Tribal Gaming Agency will decide whether the applicant meets the eligibility criteria under the Ordinance.

3. In conducting a background investigation, the Tribal Gaming Agency and its agents shall keep confidential the identity of each person interviewed in the course of the investigation.

4. Within twenty (20) days of the receipt of a completed application for licensing, and upon request of an applicant, the Tribal Gaming Agency may issue a temporary license to the applicant, unless the background investigation undertaken discloses that the applicant has a criminal history, or unless other grounds sufficient to disqualify the applicant are apparent on the face of the application. The temporary license shall become void and be of no effect upon either:

(a) the issuance of the license;

(b) the issuance of a notice of denial; or

(c) ninety (90) days after the temporary license is issued, whichever occurs first.

5. The Tribal Gaming Agency shall review a person's prior activities, criminal record, if any, and reputation, habits and associations to make a finding concerning the eligibility or suitability of an applicant, or a principal, key employee or primary management official of an applicant, for employment or involvement in a gaming enterprise. After such consultation, the Tribal Gaming Agency shall either issue a license or deny the application. If the Tribal Gaming Agency determines that employment or involvement of the applicant poses a threat to the public interest or to the effective regulation of Class III Gaming or creates or enhances dangers of unsuitable, unfair or illegal practices, methods or activities in the conduct of Class III Gaming, the Tribal Gaming Agency shall deny the application.

6. The Tribal Gaming Agency shall retain the right to conduct additional background investigations of any person required to be licensed at any time while the license is valid.

D. Procedure for Forwarding Applications and Reports. Procedures for forwarding applications and investigative reports to the Commission and State Gaming
Representative:

1. When a key employee or primary management official begins work at a gaming enterprise authorized by this Compact, the Tribal Gaming Agency shall forward to the Commission and the State Gaming Representative a completed application for employment.

2. The Tribal Gaming Agency shall forward the report referred to in Paragraph
D.4. of this section to the Commission and the State Gaming Representative within sixty (60) days after an employee begins work, or within sixty (60)


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days of the approval of this Compact by the Secretary of the Interior.

3. A key employee or primary management official who does not have a license shall not be employed after ninety (90) days.

4. The Tribal Gaming Agency shall prepare and forward to the Commission and the State Gaming Representative a report on each background investigation ("Investigative Report"). An Investigative Report shall include all of the following:

(a) steps taken in conducting the background investigation;

(b) results obtained;

(c) conclusions reached; and

(d) the basis for those conclusions.

5. The Tribal Gaming Agency shall submit with the Investigative Report a copy of the eligibility determination made under Paragraph C.5. of this section.

6. If a license is not issued to an applicant, the Tribal Gaming Agency shall notify the Commission and the State Gaming Representative.

7. With respect to principals, key employees and primary management officials, the Tribal Gaming Agency shall retain applications for employment and Investigative Reports (if any) for no less than three (3) years from the date of termination of employment.

E. Granting a Gaming License.

1. If within thirty (30) days after it receives an Investigative Report, neither the Commission nor the State Gaming Representative has notified the Tribal Gaming Agency that it has an objection to the issuance of a license pursuant to a license application filed by a principal, key employee or primary management official, the Tribal Gaming Agency may issue a license to such applicant.

2. The Tribal Gaming Agency shall respond to any request for additional information from the Commission or the State Gaming Representative concerning a principal, key employee or primary management official who is the subject of an Investigative Report. Such a request shall suspend the thirty-day (30-day) period under Paragraph E.1. of this section until the Commission or the State Gaming Representative receives the additional information; however, in no event shall a request for additional information by the State Gaming Representative extend the thirty-day (30-day) period under Paragraph E.1. of this section for a total period of more than sixty (60) days from the date the State Gaming Representative received the Investigative Report.

3. If, within the thirty-day (30-day) period described above, the Commission or the State Gaming Representative provides the Tribal Gaming Agency with a statement itemizing objections to the issuance of a license to a principal, key employee or primary management official for whom the Tribal Gaming Agency has provided an application and Investigative Report, the Tribal Gaming Agency shall reconsider the application, taking into account the objections itemized by the Commission and/or the State Gaming Representative, and make a final decision whether to issue a license to such applicant.

F. Management Contract.

1. If the Tribe chooses to enter into a Management Contract, the Tribal Gaming Agency shall require that all principals, primary management officials and key employees of the Management Contractor be licensed.

2. The Tribe may enter into a Management Contract only if the Management
Contract:

(a) provides that all Class III Gaming covered by the Management Contract will be conducted in accordance with the IGRA, the Ordinance and this Compact;

(b) enumerates the responsibilities of each of the parties for each identifiable function, including:

(1) maintaining and improving the Gaming Facility;

(2) providing operating capital;

(3) establishing operating days and hours;

(4) hiring, firing, training and promoting employees;

(5) maintaining the gaming enterprise's books and records;

(6) preparing the gaming enterprise's financial statements and reports;

(7) paying for the services of the independent auditor engaged pursuant to 25 C.F.R. ss. 571.12;

(8) hiring and supervising security personnel;

(9) providing fire protection services;

(10) setting an advertising budget and placing advertising;

(11) paying bills and expenses;

(12) establishing and administering employment practices;

(13) obtaining and maintaining insurance coverage, including coverage of public liability and property loss or damage;

(14) complying with all applicable provisions of the Internal Revenue Code of 1986, as amended;

(15) paying the cost of public safety services; and

(16) if applicable, supplying the Commission with all information necessary for the Commission to comply with the National Environmental Policy Act of 1969;

(c) provides for the establishment and maintenance of satisfactory accounting systems and procedures that shall, at a minimum:

(1) include an adequate system of internal controls;

(2) permit the preparation of financial statements in accordance with generally accepted accounting principles;

(3) be susceptible to audit;

(4) permit the calculation and payment of the Management Contractor's fee; and

(5) provide for the allocation of operating expenses or overhead expenses among the Tribe, the Management Contractor and any other user of a shared Gaming Facility and services;

(d) requires the Management Contractor to provide the Tribe, not less frequently than monthly, verifiable financial reports or all information necessary to prepare such reports;

(e) requires the Management Contractor to provide immediate access to the Gaming Facility, including its books and records, by appropriate officials of the Tribe, who shall have:

(1) the right to verify the daily gross revenues and income from the gaming enterprise; and

(2) access to any other gaming-related information the Tribe deems appropriate;

(f) provides for a minimum guaranteed monthly payment to the Tribe in a sum certain that has preference over the retirement of development and construction costs;

(g) provides an agreed upon maximum dollar amount for the recoupment of development and construction costs;

(h) provides for a term not to exceed the period allowed by the IGRA;

(i) details the method of compensating and reimbursing the Management Contractor. If a Management Contract provides for a percentage fee, such fee shall be either:

(1) not more than thirty percent (30%) of the net revenues of the gaming enterprise if the Chairman of the Commission determines that such percentage is reasonable considering the circumstances; or

(2) not more than forty percent (40%) of the net revenues if the Chairman of the Commission is satisfied that the capital investment required and income projections for the gaming enterprise require the additional fee;

(j) provides the grounds and mechanisms for modifying or terminating the Management Contract;

(k) contains a mechanism to resolve disputes between:

(1) the Management Contractor and customers, consistent with the procedures in the Ordinance;

(2) the Management Contractor and the Tribe; and

(3) the Management Contractor and the gaming enterprise employees;

(l) indicates whether and to what extent contract assignments and subcontracting are permissible;

(m) indicates whether and to what extent changes in the ownership interest in the Management Contract require advance approval by the Tribe; and

(n) states that the Management Contract shall not be effective unless and until it is approved by the Chairman of the Commission, date of signature of the parties notwithstanding.

3. The Tribe shall not enter into any Management Contract if the Tribal Gaming Agency determines that the Management Contractor or any principal, primary management official or key employee of the Management Contractor is not licensed or is ineligible to be licensed.

G. Confidentiality of Records. Any and all background Investigative Reports on employees or contractors, supporting documents acquired or generated in connection therewith, and any other Investigative Reports or documents acquired or generated in the course of investigations performed by the Tribe or the Tribal Gaming Agency, that are provided to the State Gaming Representative or any other agency or official of the State by the Tribal Gaming Agency or the Tribe pursuant to the provisions of this Compact, shall not be deemed public records of the State and shall not be disclosed to any member of the public without the prior express written authorization of an authorized representative of the Tribe; provided, that nothing herein shall preclude any State agency or official from providing information to a federal agency or official having responsibility relative to Indian Gaming or from compliance with any valid order of a court having jurisdiction.

SECTION 6. Providers of Class III Gaming Equipment or Devices or Supplies.

A. Within thirty (30) days after the effective date of this Compact, if it has not already done so, the Tribal Gaming Agency will adopt standards for any and all Class III Gaming equipment, devices or supplies to be purchased, leased or otherwise acquired by the Tribe after the effective date of this Compact for use in any Gaming Facility, which standards shall be at least as strict as the comparable standards applicable to Class III Gaming equipment, devices or supplies within the State of Nevada. Any and all Class III Gaming equipment, devices or supplies acquired by the Tribe after the date of this Compact shall meet or exceed the standards thereby adopted, and any and all Class III Gaming equipment, devices or supplies used by the Tribe in its Gaming Facilities as of the effective date of this Compact shall be upgraded or replaced, if necessary, so as to comply with such standards, by no later than one (1) year after the effective date of this Compact.

B. Prior to entering into any future lease or purchase agreement for Class III Gaming equipment, devices or supplies, the Tribe shall obtain sufficient information and identification from the proposed seller or lessor and all persons holding any direct or indirect financial interest in the lessor or the lease/purchase agreement to permit the Tribe to license those persons in accordance with Section 5, hereof.

C. The seller, lessor, manufacturer or distributor shall provide, assemble and install all Class III Gaming equipment, devices or supplies in a manner approved and licensed by the Tribe.

SECTION 7. Dispute Resolution.

A. In the event either party believes that the other party has failed to comply with or has otherwise breached any provision of this Compact, such party may invoke the following procedure:

1. The party asserting noncompliance shall serve written notice on the other party. The notice shall identify the specific Compact provision believed to have been violated and shall specify the factual and legal basis for the alleged noncompliance. The notice shall specifically identify the date, time and nature of the alleged noncompliance. Representatives of the State and Tribe shall thereafter meet within thirty (30) days in an effort to resolve the dispute.

2. In the event an allegation by the complaining party is not resolved to the satisfaction of such party within ninety (90) days after service of the notice set forth in Paragraph A.1. of this section, the complaining party may serve upon the other party a notice to cease conduct of the particular game(s) or activities alleged by the complaining party to be in noncompliance. Upon receipt of such notice, the responding party may elect to stop the game(s) or activities specified in the notice or invoke arbitration and continue the game(s) or activities pending the results of arbitration. The responding party shall act upon one of the foregoing options within thirty (30) days of receipt of notice from the complaining party.

3. Arbitration under this authority shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association, except that the arbitrators shall be attorneys who are licensed members in good standing of the State Bar of New Mexico or of the bar of another state. The State will select one arbitrator, the Tribe a second arbitrator, and the two so chosen shall select a third arbitrator. If the third arbitrator is not chosen in this manner within ten (10) days after the second arbitrator is selected, the third arbitrator will be chosen in accordance with the rules of the American Arbitration Association.

4. All parties shall bear their own costs of arbitration and attorney fees.

5. The results of arbitration shall be enforceable by an action for injunctive or mandatory injunctive relief against the State and the Tribe in any court of competent jurisdiction. For purposes of any such action, the State and the Tribe acknowledge that any action or failure to act on the part of any agent or employee of the State or the Tribe, contrary to a decision of the arbitrators in an arbitration proceeding conducted under the provisions of this section, occurring after such decision, shall be wholly unauthorized and ultra vires acts, not protected by the sovereign immunity of the State or the Tribe.

B. Nothing in Subsection 7A. shall be construed to waive, limit or restrict any remedy that is otherwise available to either party to enforce or resolve disputes concerning the provisions of this Compact. Nothing in this Compact shall be deemed a waiver of the Tribe's sovereign immunity. Nothing in this Compact shall be deemed a waiver of the State's sovereign immunity.

SECTION 8. Protection of Visitors.

A. Liability to Visitors. The safety and protection of visitors to a Gaming Facility and uniformity and application of laws and jurisdiction of claims is directly related to and necessary for the regulation of Tribal gaming activities in this state. To that end, the general civil laws of New Mexico and concurrent civil jurisdiction in the State courts and the Tribal courts shall apply to a visitor's claim of liability for bodily injury or property damage proximately caused by the conduct of the Gaming Enterprise and:

1. occurring at a Gaming Facility, other premises, structures, on grounds or involving vehicles and mobile equipment used by a Gaming Enterprise;

2. arising out of a condition at the Gaming Facility or on premises or roads and passageways immediately adjoining it;

3. occurring outside of the Gaming Facility but arising from the activities of the Gaming Enterprise;

4. as a result of a written contract that directly relates to the ownership, maintenance or use of a Gaming Facility or when the liability of others is assumed by the Gaming Enterprise; or

5. on a road or other passageway on Indian lands while the visitor is traveling to or from the Gaming Facility.

B. Insurance Coverage for Claims Required. The Gaming Enterprise shall maintain in effect policies of liability insurance insuring the Tribe, its agents and employees against claims, demands or liability for bodily injury and property damages by a visitor arising from an occurrence described in Subsection A of this section. The policies shall provide bodily injury and property damage coverage in an amount of a least one million dollars ($1,000,000) per person and ten million dollars ($10,000,000) per occurrence. The Tribe shall provide the State Gaming Representative annually a certificate of insurance showing that the Tribe, its agents and employees are insured to the required extent and in the circumstances described in this section.

C. Limitation on Time to Bring Claim. Claims brought pursuant to the provisions of this section must be commenced by filing an action in court or a demand for arbitration within three years of the date the claim accrues.

D. Specific Waiver of Immunity. The Tribe, by entering into this Compact and agreeing to the provisions of this section, waives its defense of sovereign immunity in connection with any claims for compensatory damages up to the amount of one million dollars ($1,000,000) per injured person and ten million dollars ($10,000,000) per occurrence asserted as provided in this section. This is a limited waiver and does not waive the tribe's immunity from suit for any other purpose. The Tribe shall ensure that a policy of insurance that it acquires to fulfill the requirements of this section shall include a provision under which the insurer agrees not to assert the defense of sovereign immunity on behalf of the insured.

E. Election by Visitor. A visitor having a claim described in this section may pursue that claim in the State court of general jurisdiction for such claims or the Tribal court or, at the option of the visitor, may proceed to enforce the claim in binding arbitration. The visitor shall make a written election that is final and binding upon the visitor.

F. Arbitration. Arbitration shall be conducted pursuant to an election by a visitor as provided in Subsection E of this section as follows:

1. the visitor shall submit a written demand for arbitration to the Gaming Enterprise, by certified mail, return receipt requested;

2. the visitor and the Gaming Enterprise shall each designate an arbitrator within thirty (30) days of the date of receipt of the demand, and the two arbitrators shall select a third arbitrator;

3. the arbitration panel shall permit the parties to engage in reasonable discovery, and shall establish other procedures to ensure a full, fair and expeditious hearing on the claim; and

4. the award of the arbitration panel shall be final and binding.

G. Public Health and Safety. The Tribe shall establish for its Gaming Facility health, safety and construction standards that are at least as stringent as the current editions of the National Electrical Code, the Uniform Building Code, the Uniform Mechanical Code, the Uniform Fire Code and the Uniform Plumbing Code, and any and all Gaming Facilities or additions thereto constructed by the Tribe hereafter shall be constructed and all facilities shall be maintained so as to comply with such standards. Inspections will be conducted with respect to these standards at least annually. If the State Gaming Representative requests sufficiently in advance of an annual inspection, the State Gaming Representative may be present during such inspection. The Tribe agrees to correct any deficiencies noted in such inspections within a time agreed upon between the State and Tribe. The Tribal Gaming Agency will provide copies of such inspection reports to the State Gaming Representative, if requested to do so in writing.

SECTION 9. Effective Date. This Compact shall be effective immediately upon the occurrence of the last of the following:

A. execution by the Tribe's Governor after approval of the Tribal Council;

B. execution by the Governor of the State;

C. approval by the Secretary of the Interior; and

D. publication in the Federal Register.

The Governor is authorized to execute compacts with an individual Tribe that has also entered into revenue-sharing agreements and has passed resolutions described herein, in substantially the same form as set forth herein. Upon signature by the Governor and the Tribe, the Compact shall be transmitted to the Secretary of the Interior for approval.

SECTION 10. Criminal Jurisdiction.

A. The Tribe and the State acknowledge that under the provisions of ss. 23 of the IGRA, especially that portion codified at 18 U.S.C. ss. 1166(d), jurisdiction to prosecute violations of State gambling laws made applicable by that section to Indian country is vested exclusively within the United States, unless the Tribe and the State agree in a compact entered into pursuant to the IGRA to transfer such jurisdiction to the State.

B. The Tribe and the State hereby agree that, in the event of any violation of any State gambling law on Indian Lands or any other crime against the Gaming Enterprise or any employee thereof or that occurs on the premises of the Tribal Gaming Facility, that is committed by any person who is not a member of the Tribe, the State shall have and may exercise jurisdiction, concurrent with that of the United States, to prosecute such person, under its laws and in its courts.

C. Immediately upon becoming aware of any such suspected crime by a nonmember of the Tribe, the Gaming Enterprise or the Tribal Gaming Agency shall notify the state attorney general and the district attorney for the district in which the Gaming Facility is located, supplying all particulars available to the tribal entity at the time. The Tribe agrees that its law enforcement and gaming agencies shall perform such additional investigation or take such other steps in furtherance of the investigation and prosecution of the violation as the district attorney may reasonably request, and otherwise cooperate fully with the district attorney and any state law enforcement agencies with respect to the matter, but once notice of a suspected violation has been given to the district attorney, the matter shall be deemed to be under the jurisdiction of the State (except that in the event of emergency circumstances involving a possible violation, the Tribe and its constituent agencies shall have the discretion to act as they see fit, and to call upon such other agencies or entities as they deem reasonable or necessary, in order to protect against any immediate threat to lives or property). The State may, in its discretion, refer the matter to federal authorities, but it shall notify the Tribal Gaming Agency upon doing so.

D. The State agrees that no less frequently than annually it will provide the Tribal Gaming Agency with a written report of the status and disposition of each matter referred to it under the provisions of this section that is still pending. In the event the district attorney to whom a matter is referred under the provisions of this section decides not to prosecute such matter, the district attorney shall promptly notify the Tribal Gaming Agency of such decision in writing. The Tribal Gaming Agency may in that event ask the attorney general of the state to pursue the matter.

E. The district attorney for the district in which the Gaming Facility is situated may decline to accept referrals of cases under the provisions of this section unless and until the Tribe has entered into a Memorandum of Understanding with the office of the district attorney to which Memorandum of Understanding the United States Attorney for the District of New Mexico may also be a party addressing such matters as the specific procedures by which cases are to be referred, participation of the Tribal Gaming Agency and tribal law enforcement personnel in the investigation and prosecution of any such case, payments by the Tribe to the office of the district attorney to defray the costs of handling cases referred under the provisions of this section, and related matters.

SECTION 11. Binding Effect and Duration.

A. This Compact shall be binding upon the State and Tribe for a term of nine (9) years from the date it becomes effective and may renew for an additional period.

B. Before the date that is one (1) year prior to the expiration of the ten-year (10-year) initial term, and/or before the date that is one (1) year prior to the expiration of the renewal period, either party may serve written notice on the other of its desire to renegotiate this Compact.

C. In the event that either party gives written notice to the other of its desire to renegotiate this Compact pursuant to Subsection B. of this section, the Tribe may, pursuant to the procedures of the IGRA, request the State to enter into negotiations for a new compact governing the conduct of Class III Gaming. If the parties are unable to conclude a successor compact, this Compact shall terminate.

D. Notwithstanding the foregoing, at any time while this Compact remains in effect, either party may, by written notice to the other party, request reopening of negotiations with respect to any provision of this Compact, or with respect to any issue not addressed in the Compact, specifying such provision or issue in such notice. No such request shall be unreasonably refused, but neither party shall be required to agree to any change in the Compact, and no agreement to supplement or amend this Compact in any respect shall have any validity until the same shall have been approved in writing by the Tribe, the State and the Secretary of the Interior and notice of such approval published in the Federal Register.

E. The Tribe may operate Class III Gaming only while this Compact or any renegotiated compact is in effect.

SECTION 12. Notice to Parties.

Unless otherwise indicated, all notices, payments, requests, reports, information or demand that any party hereto may desire or may be required to give to the other party hereto, shall be in writing and shall be personally delivered or sent by first-class mail sent to the other party at the address provided in writing by the other party. Every notice, payment, request, report, information or demand so given shall be deemed effective upon receipt or, if mailed, upon receipt or the expiration of the third day following the day of mailing, whichever occurs first, except that any notice of change of address shall be effective only upon receipt by the party to whom said notice is addressed.

SECTION 13. Entire Agreement.

This Compact is the entire agreement between the parties and supersedes all prior agreements, whether written or oral, with respect to the subject matter hereof. Neither this Compact nor any provision herein may be changed, waived, discharged or terminated orally, but only by an instrument, in writing, signed by the Tribe and the State and approved by the Secretary of the Interior. This Compact shall not be amended without the express approval of the Tribe, the Governor of the State and the State Legislature.

SECTION 14. Filing of Compact with State Records Center.

Upon the effective date of this Compact, a copy shall be filed by the Governor with the New Mexico Records Center. Any subsequent amendment or modification of this Compact shall be filed with the New Mexico Records Center.

SECTION 15. Counterparts.

This Compact may be executed by the parties in any number of separate counterparts with the same effect as if the signatures were upon the same instrument. All such counterparts shall together constitute one and the same document."

History: Laws 1997, ch. 190, ss. 1.